Exhibit 10.31

Loan Agreement Amendment

Party A (hereinafter referred to as the “Lender”): Tianshi International Investment Group Co., Ltd.

Party B (hereinafter referred to as the “Borrower”): Tianjin Tiens Life Resources Co., Ltd.

The Lender and the Borrower have previously entered into a Loan Agreement (No. 08-06170581) dated January 21, 2008 and a Loan Agreement Amendment (No. 08-07280772) dated June 30, 2008 and wish to extend the due date of the loan from December 31, 2008 to June 30, 2009.

The Borrower has been due to repayment of loans $419,614.80.  The Lender agrees to give a loan to the Borrower on the following terms:

1.	The amount of the loan: Six Million Eighty Thousand Three Hundred Eighty-Five Dollars and Two Dimes ($6,080,385.20);

2.	The term of the loan agreement: from January 21, 2008 to June 30, 2009;

3.	The type of the loan: short-term loan without interest;

4.	The Borrower guarantees to repay the principal of the loan by June 30, 2009, and the terms of the loan agreement shall not be breached.

5.	With approval from the Lender the Borrower can pay off the loan before June 30, 2009.

This agreement is made in English and Chinese respectively with 04 copies with same effect.

The Lender:		The Borrower:
Tianshi International Investment Group Co., Ltd.		Tianjin Tiens Life Resources Co., Ltd.
By:	/s/ Jinyuan Li	By:	/s/ Yiqun Wu

	Jinyuan Li, Legal Representative		Yiqun Wu, Legal Representative

Date: December 31, 2008		Date: December 31, 2008